Exhibit 99.1

NEWS RELEASE

ROB MCEWEN PROPOSES MERGER OF US GOLD AND MINERA ANDES:
CREATING A HIGH GROWTH, LOW-COST, MID-TIER SILVER PRODUCER FOCUSED IN THE AMERICAS

Toronto, Ontario (June 14, 2011) US Gold Corporation (NYSE:UXG — TSX:UXG) and Minera Andes Inc. (TSX:MAI - US OTC: MNEAF) announce that Rob McEwen, Chairman, CEO, and largest shareholder of both companies has proposed to combine these companies to create a high growth, low-cost, mid-tier silver producer focused in the Americas. Mr. McEwen’s investment in the combined company (market close on June 13, 2011) would be approximately US$ 345 million.

“The merger of US Gold and Minera Andes would be transformative, creating a dynamic, new precious metal company. A mid-tier silver producer diversified throughout the Americas. The combined company would be low-cost and possess a significant pipeline of production growth in addition to owning an exciting portfolio of exploration properties. Importantly, this combination would move us one step closer to our goal of qualifying for inclusion in the S&P 500 Index by 2015.”

— Rob McEwen

Highlights of the Combined Company Would Include:

•                  Significant Growth: projected production of 2.5 million silver ounces in 2011 expected to increase to 7.5 million silver ounces by 2014;

•                  Industry Leading Costs: estimated cash cost of negative US$0.40 per silver ounce (net of gold by-product), with costs expected to reduce further as new production commences;

•                  Strong Balance Sheet: US$122 million in cash, including silver/gold bullion, and no bank debt;

•                  Exciting Exploration: significant land packages adjoining Goldcorp’s Cerro Negro Project, Barrick’s Cortez Mine and US Gold’s own El Gallo Project;

•                  Resources (NI 43-101): Silver, measured + indicated totals 81.2 million ounces and 51.1 million inferred ounces; Gold, measured + indicated totals 3.8 million ounces and 900,000 inferred ounces; and Copper, indicated totals 2.2 billion pounds + 10.3 billion inferred pounds;

•                  Market Capitalization: approximately US$1.4 billion;

•                  Listings: the combined company’s shares would trade on the New York Stock Exchange (NYSE) and the Toronto Stock Exchange (TSX).

As proposed by Mr. McEwen, Minera Andes shareholders would receive 0.4 of a US Gold common share for each 1.0 Minera Andes share currently held. This ratio is within an average trading range established during the past six months and presents a slight premium over the previous day’s closing price on June 13th, 2011. The total number of shares outstanding in the combined company would be approximately 252.7 million.

Completion of the business combination is conditional on approval of US Gold’s and Minera Andes Board of Directors and their special committees, confirmatory due diligence, the approval of each company’s shareholders, and satisfaction of customary approvals, including regulatory, stock exchange, and court approvals.  In that regard, the board of directors of each of US Gold and Minera Andes have each formed special committees of independent directors to consider the proposed transaction.

The business combination, if approved, is anticipated to become effective in late October 2011. Upon completion of the proposed transaction the combined entity would change its name to McEwen Mining Inc.

Webcast Details

Management will be providing an overview of the combined company at US Gold’s Annual General Meeting (AGM) that will be held in Toronto at the One King West Hotel at 4:00PM (eastern).

Interested investors may view the live AGM webcast by clicking the link below: http://www.meetview.com/usgold2011

An investor presentation may be accessed by clicking the link below:

http://www.usgold.com/news/pdf/20110614_agm/20110614_usgold_agm_presentation.pdf

ABOUT US GOLD (www.usgold.com)

US Gold’s objective is to qualify for inclusion in the S&P 500 by 2015. US Gold explores for gold and silver in the Americas and is advancing its El Gallo Project in Mexico and its Gold Bar Project in Nevada towards production. US Gold has a strong treasury with approximately $100 million in cash and gold and silver bullion.  US Gold’s shares are listed on the NYSE and the TSX under the symbol UXG, trading 1.9 million shares daily during the past twelve months. US Gold’s shares are included in S&P/TSX and Russell indices and Van Eck’s Junior Gold Miners ETF. Rob McEwen, Chairman and CEO, owns 20% of the shares of US Gold.

ABOUT MINERA ANDES (www.minandes.com)

Minera Andes is an exploration company exploring for gold, silver and copper in Argentina with three significant assets: a 49% interest in Minera Santa Cruz SA, owner of the San Jose Mine in close proximity to Goldcorp’s Cerro Negro project; 100% ownership of the Los Azules copper deposit with an inferred mineral resource of 10.3 billion pounds of 0.52% Cu copper and an indicated resource of 2.2 billion pounds of 0.73% Cu copper; and, 100% ownership of a large portfolio of exploration properties in Santa Cruz province, Argentina, including properties bordering the Cerro Negro project in Santa Cruz Province.  Minera Andes had $22 million in cash and short-term investments, with no bank debt. Rob McEwen, Chairman and CEO, owns 31% of the shares of Minera Andes.

Technical Information

All resource estimates reported by US Gold and Minera Andes are calculated in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. These standards differ significantly from the requirements of the U.S. Securities and Exchange Commission. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Pro-Forma Reserves and Resources

San Jose Mine (49%) (MAI)	Tonnes (MM*) (100%)	Ag Grade (g/t)	Au Grade (g/t)	Ag (MMoz*) (100%)	Au (MM oz*)(100%)
Proven	0.7	511	7.26	10.6	0.14
Probable	0.75	394	5.45	8.6	0.12
Measured (inclusive of P+P)	1	570	8.1	16.6	0.23
Indicated (inclusive of P+P)	2	426	6.14	24.8	0.35
Inferred	2.9	373	5.96	31.5	0.5
El Gallo (UXG)
Measured	7	87	0.08	19.5	0.015
Indicated	5.6	64	0.06	11.7	0.009
Inferred	10	52	0.04	16.7	0.01
Palmarito (UXG)
Measured	2.6	72	0.14	6.12	0.011
Indicated	1.1	68	0.13	2.4	0.004
Inferred	1.6	58	0.1	2.9	0.005
Magistral (UXG)
Measured	7		1.7		0.35
Indicated	3.4		1.3		0.15
Inferred	0.2		1		0.01
Gold Bar (UXG)
Measured	31.2		1		0.85
Indicated	5.7		0.68		0.13
Inferred	1.4		0.68		0.02
Tonkin (UXG)
Measured	19.3		1.3		0.82
Indicated	16.3		1.3		0.63
Inferred	9.3		1		0.31
Limo (UXG)
Measured	6.5		1		0.17
Indicated	4.1		0.68		0.07
Inferred	2.5		0.68		0.05

*MM= millions

Los Azules (MAI)	Tonnes (MM)	Cu Grade (%)	Au Grade (g/t)	Ag Grade (g/t)	Cu (B lbs)
Indicated	137	0.73	0.07	1.7	2.2
Inferred	900	0.52	0.07	1.7	10.3

Forward Looking and Cautionary Statements

This press release contains certain forward-looking statements and information by each of US Gold  and Minera Andes, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information express, as at the date of this press release, US Gold and Minera Andes’ estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, the completion of a business combination between Minera Andes and US Gold (including the numerous approvals required in connection with such a business combination), risks related to business integration as a result of a successful business combination, factors associated with fluctuations in the market price of precious metals, mining industry risks, risks associated with foreign operations, risks related to litigation including specifically but not limited to Minera Andes’ Los Azules property, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks.  Readers should not place undue reliance on forward-looking statements or information. Neither US Gold nor Minera Andes undertake any obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See (i) US Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”; and, (ii) Minera Andes’ Annual Information Form as filed on SEDAR (www.sedar) and form 40F/A filed with the SEC, for the period ended December 31, 2011, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The TSX has not reviewed and does not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management.

For further information contact:

Ian J. Ball Senior Vice-President US Gold Corporation info@usgold.com Perry Ing Chief Financial Officer Minera Andes Inc. info@minandes.com	Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4